                                                                   EXHIBIT  10.1




                               A G R E E M E N T



            This Agreement is made the 24th day of April, 1997, between National Media Corporation, a Delaware corporation (the "Company"), and Mark P. Hershhorn (the "Executive").

            The purpose of this Agreement is to set forth the terms of the separation of Mark P. Hershhorn as an employee of the Company pursuant to an Employment Agreement between the Company and Executive dated August 26, 1994, as amended (the "Contract"). This Agreement constitutes, inter alia, 60 days'
                                                            ----- ----
  prior written notice of termination pursuant to Section 2 of the Contract, effective April 24, 1997, and, accordingly, Executive's employment by the Company will terminate on June 23, 1997 (the "Termination Date").

            The parties, intending to be legally bound, agree as follows:

            1.   Services.  Executive shall promptly vacate his office and
                 --------
  remove all personal belongings from the Company's premises, and return to the Company all Company property in his possession or under his control. Notwithstanding the continuation of his status as an employee until the Termination Date, (a) Executive is not expected to perform any services for the Company or any subsidiary, (b) Executive shall not enter any premises of the Company or act in any way on behalf of the Company, all his authority being revoked upon the execution and delivery of this Agreement, and (c) Executive shall incur no charges for the account of or for which he will seek reimbursement from the Company after April 24, 1997.

            2.   Compensation Before and After the Termination Date.  The
                 --------------------------------------------------
  Company will continue to pay to Executive compensation at Executive's current Base Rate of $550,000 per annum, until the Termination Date and shall continue to do so, as contemplated by Paragraph 9(d)(1)(i) of the Contract, from the Termination Date through June 22, 1999, which is two years after the Termination Date, subject to applicable withholding taxes and other legally required deductions and subject to the provisions of Paragraph 9(d)(1)(i) of the Contract. If during such period Executive accepts employment he might not otherwise accept under Paragraph 12(a)(1) of the Contract, he will promptly notify the Company of such employment and provide the Company with information about compensation to be received in connection with such activity, so that the appropriate offsets contemplated by Paragraph 9(d)(1)(i) can be made.

            3.   Benefits After the Termination Date.  Pursuant to the
                 -----------------------------------
  provisions of Paragraph 9(d)(1)(ii) of the Contract, the Company shall maintain in full force and effect, for the period through August 30, 1998, all employee benefit plans and programs for Executive's benefit, except option plans and Company bonus plans. It is hereby agreed that Executive shall not be entitled to any payment pursuant to the 1995 Management Incentive Plan of the Company in respect of the years ended March 31, 1997 or 1998.

            4.   Expense Reimbursement.  Executive has delivered to the Company
                 ---------------------
  each credit card supplied to him for his use in the conduct of the Company's business, and will incur no charges on such credit cards after the date hereof. The Company will process and pay in the ordinary course any business expenses submitted by the Executive which were incurred on or before April 24, 1997.

            5.   Automobile Allowance, Insurance, and Club Dues.  The Company
                 ----------------------------------------------
  will include in Executive's compensation payments solely through the Termination Date the $800.00 per month automobile allowance provided for in the Contract, pay premiums on the life insurance policy held by Executive's Life Insurance Trust for periods prior to the Termination Date (and the Company shall seek no refunds for premiums paid thereon to date), and pay club dues for periods prior to the Termination Date. To the extent that Executive desires to continue any such insurance coverage or club membership subsequent to the Termination Date, it shall be Executive's responsibility to pay any such premiums or dues which are due to be paid prior to or following the Termination Date to the extent that they relate to any period after the Termination Date.

            6.   The Contract.  Except to the extent modified in Sections 1
                 ------------
  through 5 of this Agreement, the Contract will remain in full force and effect as it may apply to the Company and to Executive as an employee terminated under Paragraph 9(c) of the Contract; and Executive's obligations under Paragraph 12, "Restrictive Covenant," are specifically confirmed.

            7.   Payments in Lieu.  In settlement of disagreements between the
                 ----------------
  parties as to their rights and obligations under the Contract, including but not limited to Executive's right to outplacement services, the Company will pay to Executive, promptly after the right to revoke an acceptance of this Agreement terminates, as provided in Paragraph 10 hereof, the sum of $25,000. The Company intends to make withholding and deductions in respect of this payment at the same rates as have been in effect in the case of Executive's compensation under the Contract.

            8.   Directorships and Officerships.  Executive hereby confirms his
                 ------------------------------
  resignation as an officer and as a director of the Company, and of each subsidiary and affiliate of the Company of which he is currently serving as a director or officer, effective at the close of business on April 24, 1997.

            9.   Releases.
                 --------

                 a. In consideration of the payment and arrangements in this Agreement, Executive, for himself and on behalf of each of his heirs, executors, administrators, legal representatives and assigns, does hereby remise, release and forever discharge the Company, and each and every of the predecessors, successors, parents, subsidiaries, affiliates, assigns, directors, officers, shareholders, employees or agents of the Company, both current and former (the "Company Released Parties"), of and from every claim, demand, right of action or cause of action whatsoever, and from all debts, obligations, costs (including but not limited to attorney's fees), expenses, damages, losses and liabilities whatsoever, whether known or unknown, that Executive ever had, now has, or hereafter may have against the Company Released Parties arising out of or relating to any matter, thing, or event occurring up to and including the date of this Agreement, relating to the Contract or to Executive's employment by the Company and its subsidiaries, or to his separation or to his status as a director and officer, including claims arising under the Age Discrimination in Employment Act, Pennsylvania Human Relations Act, and any other federal, state or local statute, ordinance, rule, regulation or common-law principle. Notwithstanding the foregoing, nothing in this section is intended to diminish any right that Executive may have as a former officer or director under any provisions in the Company's Certificate of Incorporation, Bylaws or in the Contract, providing indemnification to Executive (including, to the extent there provided but not otherwise, the payment of legal counsel fees and/or costs and expenses incurred in connection therewith). If, notwithstanding the foregoing, Executive makes any claim against the Company or any of its subsidiaries that are finally determined to be with respect to the matters covered by this paragraph, the Company shall be entitled to forfeit Executive's right to any further payment hereunder or under the Contract.

                 b. In consideration of the arrangements in this Agreement, the Company, for itself and on behalf of its successors and assigns does hereby remise, release and forever discharge Executive and his heirs, executors, administrators, and legal representatives (hereinafter "the Executive Released

  Parties"), of and from every claim, demand, right of action or cause of action whatsoever, and from all debts, obligations, costs (including but not limited to attorney's fees), expenses, damages, losses and liabilities whatsoever, whether known or unknown, that the Company ever had, now has, or hereafter may have against the Executive Released Parties arising out of or relating to any matter, thing, or event occurring up to and including the date of this Agreement, relating to the Contract or to Executive's employment by the Company and its subsidiaries, or to his separation or to his status as a director and officer, including claims arising under any federal, state or local statute, ordinance, rule, regulation or common-law principle.

            10.  Time Allowed to Review this Agreement.  In compliance with the
                 -------------------------------------
  Older Workers Benefit Protection Act ("OWBPA"), Executive has twenty-one (21) days to consider this Agreement prior to signing the Agreement and is hereby advised to consult an attorney prior to signing the Agreement. In addition, Executive will have the right to revoke or cancel the Agreement within seven
  (7) days after Executive signs the Agreement by submitting written notice of revocation to Brian Sisko, Esq., National Media Corporation, Eleven Penn Center, Suite 1100, 1835 Market Street, Philadelphia, PA, 19103. If Executive signs the Agreement and does not revoke the Agreement, the Agreement will become binding, irrevocable, and enforceable at the expiration of such seven
  (7) day revocation period, and any rights which Executive may have under any applicable statute will be waived. Executive is not obligated to sign this Agreement, and refusal to do so will not jeopardize Executive's right to any benefits to which he is already entitled.

            11.  Confidentiality; Cooperation.  a.  Neither the Company nor
                 ----------------------------
  Executive will issue any press release or publish any public document or make any public statement relating to or connected with or arising out of any matters relating to his employment by the Company or its termination or any matters contained in this Agreement without the prior written consent of the other as to its contents and the manner of its presentation and publication, except as, after consultation with counsel, either party may conclude disclosure is required by law or regulation. In response to any inquiry as to the status of the Executive or his termination from the Company, neither the Company nor the Executive shall respond other than as provided for in any previously agreed to press release or other public statement, provided, however, that the Company may confirm to third parties upon the request of Executive the dates of Executive's employment at the Company, his titles and/or compensation. Except as set out in this paragraph the existence and contents of this Agreement shall remain entirely confidential, except that each party may disclose it to the Internal Revenue Service and to their respective professional advisers.

                 b. Subsequent to the Termination Date, the Executive will consult and cooperate with the Company, to the extent reasonably requested by the Company, without further compensation, in respect of (A) any litigation or claims now pending or subsequently commenced or made against the Company which relate to the period during which the Executive was employed by the Company and with respect to which the Executive had knowledge or involvement, and (B) the resolution of existing or former business relationships of the Company in which the Executive had direct involvement, on behalf of the Company, during the period he was employed by the Company; provided, however, that (a) the
                                             --------  -------
  Company shall provide Executive with reasonable notice of any request for consultation or assistance; (b) such consultation or assistance will be given at such time or times as are reasonably convenient to both the Company and Executive and so as to not unduly interfere with any business activity or employment of Executive; (c) the Company shall advance or reimburse to Executive any out-of-pocket costs incurred by him in rendering such consultation or assistance; and (d) the Executive shall be entitled to such exoneration and indemnification with respect to such matters as is referred to in the penultimate sentence of Section 9a. hereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.



                                NATIONAL MEDIA CORPORATION



                                  By:__________________________
                                        Authorized Officer



                                __________________________
                                Mark P. Hershhorn